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Exhibit 15--Letter Re: Unaudited Interim Financial Information

Board of Directors
AmSouth Bancorporation

  We are aware of the incorporation by reference in the following Registration Statements and in their related Prospectuses, of our report dated May 9, 1994, relating to the unaudited consolidated interim financial statements of AmSouth Bancorporation and subsidiaries which are included in its Form 10-Q for the quarter ended March 31, 1994:

  Form S-8 No. 33-52243 pertaining to the assumption by AmSouth
   Bancorporation of Florida Bank Stock Option Plan and Stock Option Plan -
    1993;

  Form S-8 No. 33-52113 pertaining to the 1989 Long Term Incentive
   Compensation Plan;

  Form S-4 No. 33-51767 pertaining to the acquisition of First Federal
   Savings Bank;

  Form S-4 No. 33-50865 pertaining to the acquisition of Citizens National
   Corporation;

  Form S-4 No. 33-50727 pertaining to the acquisition of Parkway Bancorp,
   Inc.;

  Form S-3 No. 33-50363 pertaining to the Debt Shelf Registration;

  Form S-8 No. 33-35218 pertaining to the 1989 Long Term Incentive
   Compensation Plan;

  Form S-8 No. 33-37905 pertaining to the AmSouth Bancorporation Thrift Plan;

  Form S-8 No. 33-9368 pertaining to the Long Term Incentive Compensation
   Plan;

  Form S-8 No. 33-2927 (as amended) pertaining to the Employee Stock Purchase
   Plan;

  Form S-8 No. 33-97464 pertaining to the Long Term Incentive Compensation
   Plan;

  Form S-3 No. 33-35280 pertaining to the Dividend Reinvestment and Common
   Stock Purchase Plan;

  Form S-8 No. 33-19016 pertaining to the Long Term Incentive Compensation
   Plan; and

  Form S-8 No. 33-18653 pertaining to the 1987 Substitute Stock Option Plan.

  Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Sections 7 or 11 of the Securities Act of 1933.

                                          /s/ Ernst & Young

May 9, 1994

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